Exhibit 99.1

FOR OFFICIAL RELEASE 5049 Edwards Ranch Rd, 4th Floor Fort Worth, TX 76109

Lottery.com Inc. Announces Closing of Registered Direct Public Offering

FORTH WORTH, TX Lottery.com Inc. dba: SEGG Media Corporation (Nasdaq: SEGG, LTRYW) (“SEGG Media” or “the Company”), today announced that it completed a registered direct offering of 2,449,857 shares of its common stock, for gross proceeds of approximately $1,700,000, before deducting placement agent fees and offering expenses. The offering price was determined based on the average closing price for the five trading days prior to January 16, 2026. The offering closed on January 20, 2026.

The Company intends to use the net proceeds from the offering primarily for general working capital, moving forward on previously announced acquisitions of revenue generating, profitable, cash-flow positive businesses and other corporate purposes.

Dawson James Securities, Inc. is acting as the sole placement agent for the offering.

In connection with the public offering, the Company was represented by ArentFox Schiff LLP (Washington, D.C.), and Dawson James Securities, Inc. was represented by Nelson Mullins Riley & Scarborough LLP (Atlanta, Ga and Raleigh, NC).

The securities were offered and sold pursuant to a shelf registration statement on Form S-3, including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 13, 2025 and declared effective November 26, 2025. The offering was made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering was filed with the SEC and can be found on its website at www.sec.gov. A Current Report on Form 8-K and other documents related to this transaction will be filed with the SEC today.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company also announced that it has withdrawn from and does not intend to proceed with two previously disclosed financing arrangements. The Company does not expect their withdrawal to have a material adverse impact on its current liquidity or ongoing operations. The Company continues to evaluate financing alternatives aligned with its capital structure objectives and long-term business strategy.

The Company has agreed in principle with Evergreen Capital Markets LLC (“Evergreen”) to terminate its note and securities purchase agreement that was entered into on December 2, 2025. The Company received $500,000 in December under the arrangement. Following the execution of formal documents effectuating the termination, the Company will disclose further details with a Form 8-K filing. The Company does not intend to draw the remaining $2,000,000 that it had available under the Evergreen arrangement.

The Company has also terminated the $150-million loan agreement with United Capital Investments London Limited (“UCIL”) which was amended and restated in August of 2023. As a result of the termination, no significant equity issuances or related large dilution are expected to occur in connection with the UCIL agreement.

As previously disclosed in its press release dated December 3, 2025, the Company remains focused on completing the acquisitions of cash-generative businesses, including Veloce Media Group (including Quadrant), Nook Holdings Ltd. (Dubai, U.A.E.), and other key acquisition targets, while remaining committed to continuing to develop revenue for existing assets such as Sports.com, Concerts.com, TicketStub.com and Lottery.com. The Company does not currently anticipate undertaking any large financing transactions that would be highly dilutive to existing shareholders or pursue any acquisitions that would involve significant ongoing cash requirements or that do not have proven business models with clear paths to revenue, profitability and positive cash flows.

FOR OFFICIAL RELEASE 5049 Edwards Ranch Rd, 4th Floor Fort Worth, TX 76109

About SEGG Media Corporation

SEGG Media (Nasdaq: SEGG, LTRYW) is a global sports, entertainment and gaming group integrating traditional assets with blockchain innovation. Through its portfolio of digital assets including Sports.com, Concerts.com and Lottery.com, the Company is focused on building immersive fan engagement, ethical gaming and AI-driven live experiences, SEGG Media is redefining how global audiences interact with the content they love.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this press release are subject to risks and uncertainties, including but not limited to: the Company’s ability to secure additional capital resources; the Company’s ability to continue as a going concern; the Company’s ability to complete acquisitions; the Company’s ability to remain in compliance with Nasdaq Listing Rules; and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form 10-K/A filed by the Company with the SEC on April 22, 2025, and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.